Exhibit 99
Best Buy Reports Third Quarter Results
Comparable Sales Increased 2.7%
Diluted EPS of $0.66
Adjusted Diluted EPS of $1.40
Raises FY26 Adjusted Diluted EPS Guidance to $6.25 to $6.35

MINNEAPOLIS, November 25, 2025 -- Best Buy Co., Inc. (NYSE: BBY) today announced results for the 13-week third quarter ended November 1, 2025 (“Q3 FY26”), as compared to the 13-week third quarter ended November 2, 2024 (“Q3 FY25”).

	Q3 FY26	Q3 FY25
Revenue ($ in millions)
Enterprise	$9,672	$9,445
Domestic segment	$8,878	$8,697
International segment	$794	$748
Enterprise comparable sales % change[1]	2.7%	(2.9)%
Domestic comparable sales % change[1]	2.4%	(2.8)%
Domestic comparable online sales % change[1]	3.5%	(1.0)%
International comparable sales % change[1]	6.3%	(3.7)%
Operating Income
Operating income as a % of revenue	2.0%	3.7%
Adjusted operating income as a % of revenue	4.0%	3.7%
Diluted Earnings per Share ("EPS")
Diluted EPS	$0.66	$1.26
Adjusted diluted EPS	$1.40	$1.26
For GAAP to non-GAAP reconciliations of the consolidated adjusted measures used throughout this release, please refer to the attached supporting schedule.

“We are pleased to report better-than-expected sales and adjusted operating income rate for the third quarter,” said Corie Barry, Best Buy CEO. “Our comparable sales grew 2.7% as we continued to drive strong results across computing, gaming and mobile phones. We delivered sales growth across both online and stores, saw continued improvements in customer experience ratings and launched our Best Buy Marketplace.”

“We are flexing the unique strength of our model as customers need to upgrade or replace their consumer electronics and new products and innovation are coming to market,” continued Barry. “I want to thank our employees for their dedication to providing great customer experiences and their strong execution in delivering our Q3 results, setting us up well for an exciting holiday season.”

FY26 Financial Guidance

“Today we are raising our full year forecast to reflect the strong Q3 results and our current outlook for Q4,” said Matt Bilunas, Best Buy CFO. “In Q4, we expect comparable sales growth in the range of (1.0%) to 1.0% and adjusted operating income rate in the range of 4.8% to 4.9%.”

The company’s FY26 financial guidance is as follows:

•Revenue of $41.65 billion to $41.95 billion, which compares to prior guidance of $41.1 billion to $41.9 billion
•Comparable sales1 of 0.5% to 1.2%, which compares to prior guidance of (1.0%) to 1.0%
•Adjusted operating income rate2 of approximately 4.2%, which is unchanged
•Adjusted effective income tax rate2 of approximately 25.4%, which compares to prior guidance of approximately 25.0%
•Adjusted diluted EPS2 of $6.25 to $6.35, which compares to prior guidance of $6.15 to $6.30
•Capital expenditures of approximately $700 million, which is unchanged

Domestic Segment Q3 FY26 Results

Domestic Revenue
Domestic revenue of $8.88 billion increased 2.1% versus last year primarily driven by comparable sales growth of 2.4%.

From a merchandising perspective, the largest drivers of the comparable sales increase on a weighted basis were computing, gaming and mobile phones. These drivers were partially offset by declines in home theater and appliances.

Domestic online revenue of $2.82 billion increased 3.5% on a comparable basis, and as a percentage of total Domestic revenue, online revenue was 31.8% versus 31.4% last year.

Domestic Gross Profit Rate
Domestic gross profit rate was 23.3% versus 23.6% last year. The lower gross profit rate was primarily due to lower product margin rates, which were partially offset by rate improvement within the services category.

Domestic Adjusted Selling, General and Administrative Expenses (“SG&A”)
Domestic adjusted SG&A expenses were $1.71 billion, or 19.2% of revenue, versus $1.71 billion, or 19.7% of revenue, last year. Adjusted SG&A expenses included lower Best Buy Health expense, which was largely offset by higher incentive compensation expense.

International Segment Q3 FY26 Results

International Revenue
International revenue of $794 million increased 6.1% versus last year primarily driven by comparable sales growth of 6.3% and revenue from Best Buy Express locations excluded from comparable sales, which were partially offset by the negative impact of foreign exchange rates.

International Gross Profit Rate
International gross profit rate was 22.8% versus 22.5% last year. The higher gross profit rate was primarily due to favorable supply chain costs.

International Adjusted SG&A
International adjusted SG&A expenses were $153 million, or 19.3% of revenue, versus $155 million, or 20.7% of revenue, last year.

Best Buy Health Impairments

During Q3 FY26, the company recorded pre-tax non-cash asset impairments of $192 million related to Best Buy Health, comprised of $171 million of goodwill and intangible asset impairments and $21 million of long-lived asset impairments. A change in Best Buy Health’s customer base during the quarter resulted in an impairment review of all Best Buy Health assets. The impairments reflect downward revisions in the company’s longer-term projections in part due to pressures in the Medicaid and Medicare Advantage markets.

Income Taxes
The Q3 FY26 effective tax rate was 31.5% versus 23.9% last year. The higher effective tax rate was primarily due to the nondeductible Best Buy Health goodwill impairment. The adjusted effective tax rate was 24.6% versus 23.8% last year.

Share Repurchases and Dividends

In Q3 FY26, the company returned a total of $234 million to shareholders through dividends of $199 million and share repurchases of $35 million. On a year-to-date basis, the company has returned a total of $802 million to shareholders through dividends of $602 million and share repurchases of $200 million. The company still expects to spend approximately $300 million on share repurchases during FY26.

Today, the company announced its board of directors has authorized the payment of a regular quarterly cash dividend of $0.95 per common share. The quarterly dividend is payable on January 6, 2026, to shareholders of record as of the close of business on December 16, 2025.

Conference Call

Best Buy is scheduled to conduct an earnings conference call at 8:00 a.m. Eastern Time (7:00 a.m. Central Time) on November 25, 2025. A webcast of the call is expected to be available at www.investors.bestbuy.com, both live and after the call.

Notes:
(1) The method of calculating comparable sales varies across the retail industry. As a result, our method of calculating comparable sales may not be the same as other retailers’ methods. For additional information on comparable sales, please see our most recent Annual Report on Form 10-K, and our subsequent Quarterly Reports on Form 10-Q, filed with the Securities and Exchange Commission (“SEC”), and available at www.investors.bestbuy.com.

(2) A reconciliation of the projected adjusted operating income rate, adjusted effective income tax rate, and adjusted diluted EPS, which are forward-looking non-GAAP financial measures, to the most directly comparable GAAP financial measures, is not provided because the company is unable to provide such reconciliation without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. These GAAP measures may include the impact of such items as restructuring charges; price-fixing settlements; goodwill and acquired intangible asset impairments; certain long-lived asset impairments; gains and losses on disposals of subsidiaries and certain investments; amortization of definite-lived intangible assets associated with acquisitions; certain acquisition-related costs; and the tax effect of all such items. Historically, the company has excluded these items from non-GAAP financial measures. The company currently expects to continue to exclude these items in future disclosures of non-GAAP financial measures and may also exclude other items that may arise (collectively, “non-GAAP adjustments”). The decisions and events that typically lead to the recognition of non-GAAP adjustments, such as a decision to exit part of the business or reaching settlement of a legal dispute, are inherently unpredictable as to if or when they may occur. For the same reasons, the company is unable to address the probable significance of the unavailable information, which could be material to future results.

Forward-Looking and Cautionary Statements:
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by the fact that they use words such as "anticipate," “appear,” “approximate,” "assume," "believe," “continue,” “could,” "estimate," "expect," “foresee,” "guidance," "intend," “may,” “might,” "outlook," "plan," “possible,” "project" “seek,” “should,” “would,” and other words and terms of similar meaning or the negatives thereof. Such statements reflect our current views and estimates with respect to future market conditions, company performance and financial results, operational investments, business prospects, our operating model, new strategies and growth initiatives, the competitive environment, consumer behavior and other events. These statements involve a number of judgments and are subject to certain risks and uncertainties, many of which are outside the control of the Company, that could cause actual results to differ materially from the potential results discussed in such forward-looking statements. Readers should review Item 1A, Risk Factors, of our most recent Annual Report on Form 10-K, and any updated information in subsequent Quarterly Reports on Form 10-Q, for a description of important factors that could cause our actual results to differ materially from those contemplated by the forward-looking statements made in this release. Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: macroeconomic pressures in the markets in which we operate (including but not limited to recession, inflation rates, fluctuations in foreign currency exchange rates, limitations on a government’s ability to borrow and/or spend capital, fluctuations in housing prices, energy markets, jobless rates and effects related to the conflicts in Eastern Europe and the Middle East, tariffs, supply chain or other geopolitical events); catastrophic events, health crises and pandemics; susceptibility of the products we sell to technological advancements, product life cycle fluctuations and changes in consumer preferences; competition (including from multi-channel retailers, e-commerce business, technology service providers, traditional store-based retailers, vendors and mobile network carriers and in the provision of delivery speed and options); our ability to attract and retain qualified employees; changes in market compensation rates; our expansion into health and new products, services and technologies; our focus on services as a strategic priority; our reliance on key vendors and mobile network carriers (including product availability); our ability to maintain positive brand perception and recognition; our ability to effectively manage strategic ventures, alliances or acquisitions; our ability to effectively manage our real estate portfolio; inability of vendors or service providers to perform components of our supply chain (impacting our stores or other aspects of our operations) and other various functions of our business; risks arising from and potentially unique to our exclusive brands products; risks associated with vendors that source products outside the U.S.; our reliance on our information technology systems, internet and telecommunications access and capabilities; our ability to prevent or effectively respond to a cyber-attack, privacy or security breach; product safety and quality concerns; changes to labor or employment laws or regulations; risks arising from statutory, regulatory and legal developments (including statutes and/or regulations related to tax or privacy); evolving corporate governance and public disclosure regulations and expectations (including, but not limited to, cybersecurity and environmental, social and governance matters); risks arising from our international activities (including fluctuations in foreign currency exchange rates) and those of our vendors; failure to effectively manage our costs; our dependence on cash flows and net earnings generated during the fourth fiscal quarter; pricing investments and promotional activity; economic or regulatory developments that might affect our ability to provide attractive promotional financing; constraints in the capital markets; changes to our vendor credit terms; changes in our credit ratings; and failure to meet financial-performance guidance or other forward-looking statements. We caution that the foregoing list of important factors is not complete. Any forward-looking statements speak only as of the date they are made and we assume no obligation to update any forward-looking statement that we may make.

Investor Contact:	Media Contact:
Mollie O'Brien	Carly Charlson
mollie.obrien@bestbuy.com	carly.charlson@bestbuy.com

BEST BUY CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
($ and shares in millions, except per share amounts)
(Unaudited and subject to reclassification)

	Three Months Ended		Nine Months Ended
	November 1, 2025	November 2, 2024	November 1, 2025	November 2, 2024
Revenue	$9,672	$9,445	$27,877	$27,580
Cost of sales	7,424	7,228	21,386	21,113
Gross profit	2,248	2,217	6,491	6,467
Gross profit %	23.2%	23.5%	23.3%	23.4%
Selling, general and administrative expenses	1,884	1,871	5,434	5,418
SG&A %	19.5%	19.8%	19.5%	19.6%
Restructuring charges	(5)	(4)	218	4
Goodwill and intangible asset impairments	171	—	171	—
Operating income	198	350	668	1,045
Operating income %	2.0%	3.7%	2.4%	3.8%
Other income (expense):
Loss on disposal of subsidiaries	—	—	(4)	—
Investment income and other	19	19	52	65
Interest expense	(12)	(13)	(36)	(38)
Earnings before income tax expense and equity in income (loss) of affiliates	205	356	680	1,072
Income tax expense	64	85	151	266
Effective tax rate	31.5%	23.9%	22.3%	24.8%
Equity in income (loss) of affiliates	(1)	2	(1)	4
Net earnings	$140	$273	$528	$810

Basic earnings per share	$0.67	$1.27	$2.50	$3.76
Diluted earnings per share	$0.66	$1.26	$2.48	$3.73

Weighted-average common shares outstanding:
Basic	210.7	214.8	211.4	215.7
Diluted	212.1	216.7	212.7	217.2

BEST BUY CO., INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in millions)
(Unaudited and subject to reclassification)

	November 1, 2025	November 2, 2024
Assets
Current assets
Cash and cash equivalents	$923	$643
Receivables, net	1,017	932
Merchandise inventories	7,993	7,806
Other current assets	640	574
Total current assets	10,573	9,955
Property and equipment, net	2,037	2,196
Operating lease assets	2,838	2,842
Goodwill	790	1,383
Other assets	548	642
Total assets	$16,786	$17,018

Liabilities and equity
Current liabilities
Accounts payable	$7,319	$7,145
Unredeemed gift card liabilities	231	246
Deferred revenue	853	878
Accrued compensation and related expenses	392	361
Accrued liabilities	689	690
Current portion of operating lease liabilities	619	616
Current portion of long-term debt	10	12
Total current liabilities	10,113	9,948
Long-term operating lease liabilities	2,309	2,293
Long-term debt	1,155	1,144
Long-term liabilities	556	551
Equity	2,653	3,082
Total liabilities and equity	$16,786	$17,018

BEST BUY CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
($ in millions)
(Unaudited and subject to reclassification)

	Nine Months Ended
	November 1, 2025	November 2, 2024
Operating activities
Net earnings	$528	$810
Adjustments to reconcile net earnings to total cash provided by operating activities:
Depreciation and amortization	628	650
Restructuring charges	218	4
Goodwill and intangible asset impairments	171	—
Stock-based compensation	106	108
Deferred income taxes	37	1
Loss on disposal of subsidiaries	4	—
Long-lived asset impairments	21	2
Other, net	6	—
Changes in operating assets and liabilities:
Receivables	23	4
Merchandise inventories	(2,903)	(2,869)
Other assets	3	(16)
Accounts payable	2,315	2,483
Income taxes	(133)	(219)
Other liabilities	(340)	(397)
Total cash provided by operating activities	684	561

Investing activities
Additions to property and equipment	(529)	(528)
Disposal of subsidiary	(27)	—
Other, net	1	6
Total cash used in investing activities	(555)	(522)

Financing activities
Repurchase of common stock	(200)	(285)
Dividends paid	(602)	(607)
Repayments of debt	(10)	(13)
Other, net	4	13
Total cash used in financing activities	(808)	(892)

Effect of exchange rate changes on cash and cash equivalents	5	(2)
Decrease in cash, cash equivalents and restricted cash	(674)	(855)
Cash, cash equivalents and restricted cash at beginning of period	1,868	1,793
Cash, cash equivalents and restricted cash at end of period	$1,194	$938

BEST BUY CO., INC.
SEGMENT AND REVENUE CATEGORY INFORMATION
($ in millions)
(Unaudited and subject to reclassification)

	Three Months Ended		Nine Months Ended
	November 1, 2025	November 2, 2024	November 1, 2025	November 2, 2024
Domestic Segment Results
Revenue	$8,878	$8,697	$25,703	$25,523
Comparable sales % change	2.4%	(2.8)%	1.0%	(3.8)%
Comparable online sales % change	3.5%	(1.0)%	3.6%	(2.9)%
Gross profit	$2,067	$2,049	$6,008	$5,993
Gross profit as a % of revenue	23.3%	23.6%	23.4%	23.5%
Adjusted SG&A1	$1,707	$1,711	$4,968	$4,966
Adjusted SG&A as a % of revenue[2]	19.2%	19.7%	19.3%	19.5%
Adjusted operating income[1]	$360	$338	$1,040	$1,027
Adjusted operating income as a % of revenue[3]	4.1%	3.9%	4.0%	4.0%

International Segment Results
Revenue	$794	$748	$2,174	$2,057
Comparable sales % change	6.3%	(3.7)%	4.5%	(3.0)%
Gross profit	$181	$168	$483	$474
Gross profit as a % of revenue	22.8%	22.5%	22.2%	23.0%
Adjusted SG&A1	$153	$155	$433	$436
Adjusted SG&A as a % of revenue[2]	19.3%	20.7%	19.9%	21.2%
Adjusted operating income[1]	$28	$13	$50	$38
Adjusted operating income as a % of revenue[3]	3.5%	1.7%	2.3%	1.8%
(1)Represents segment Adjusted SG&A and segment Adjusted operating income as reported in accordance with the adoption of Accounting Standards Update 2023-07, Segment Reporting (Topic 280), in Q4 FY25. Refer to the company’s most recent Annual Report on Form 10-K for additional information.
(2)Segment Adjusted SG&A as a % of revenue is calculated as segment Adjusted SG&A divided by segment Revenue.
(3)Segment Adjusted operating income as a % of revenue is calculated as segment Adjusted operating income divided by segment Revenue.

	Revenue Mix		Comparable Sales
	Three Months Ended		Three Months Ended
	November 1, 2025	November 2, 2024	November 1, 2025	November 2, 2024
Domestic Segment
Computing and Mobile Phones	49%	47%	7.6%	3.8%
Consumer Electronics	26%	28%	(2.9)%	(5.8)%
Appliances	11%	12%	(8.4)%	(14.7)%
Entertainment	6%	5%	14.0%	(18.8)%
Services	7%	7%	(1.0)%	6.0%
Other	1%	1%	(6.5)%	12.9%
Total	100%	100%	2.4%	(2.8)%

International Segment
Computing and Mobile Phones	53%	52%	9.2%	(0.1)%
Consumer Electronics	25%	26%	3.6%	(6.1)%
Appliances	8%	9%	(4.1)%	(8.1)%
Entertainment	7%	6%	11.3%	(18.7)%
Services	6%	6%	3.9%	4.0%
Other	1%	1%	3.3%	(12.7)%
Total	100%	100%	6.3%	(3.7)%

BEST BUY CO., INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
($ in millions, except per share amounts)
(Unaudited and subject to reclassification)
The following information provides reconciliations of the most comparable consolidated financial measures presented in accordance with accounting principles generally accepted in the U.S. (GAAP financial measures) to presented consolidated adjusted financial measures (non-GAAP financial measures). The company believes that non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide more information to assist investors in evaluating current period performance and in assessing future performance. For these reasons, internal management reporting also includes non-GAAP financial measures. Generally, presented non-GAAP financial measures include adjustments for items such as restructuring charges, goodwill and acquired intangible asset impairments, certain long-lived asset impairments, price-fixing settlements, gains and losses on disposals of subsidiaries and certain investments, amortization of definite-lived intangible assets associated with acquisitions, certain acquisition-related costs and the tax effect of all such items. In addition, certain other items may be excluded from non-GAAP financial measures when the company believes this provides greater clarity to management and investors. These non-GAAP financial measures should be considered in addition to, and not superior to or as a substitute for, the GAAP financial measures presented in this earnings release and the company’s financial statements and other publicly filed reports. Non-GAAP financial measures as presented herein may not be comparable to similarly titled measures used by other companies.

	Three Months Ended		Nine Months Ended
	November 1, 2025	November 2, 2024	November 1, 2025	November 2, 2024
SG&A	$1,884	$1,871	$5,434	$5,418
% of revenue	19.5%	19.8%	19.5%	19.6%
Intangible asset amortization[1]	(3)	(5)	(12)	(16)
Long-lived asset impairment[2]	(21)	-	(21)	-
Adjusted SG&A	$1,860	$1,866	$5,401	$5,402
% of revenue	19.2%	19.8%	19.4%	19.6%

Operating income	$198	$350	$668	$1,045
% of revenue	2.0%	3.7%	2.4%	3.8%
Intangible asset amortization[1]	3	5	12	16
Long-lived asset impairment[2]	21	-	21	-
Restructuring charges[3]	(5)	(4)	218	4
Goodwill and intangible asset impairments[2]	171	-	171	-
Adjusted operating income	$388	$351	$1,090	$1,065
% of revenue	4.0%	3.7%	3.9%	3.9%

Effective tax rate	31.5%	23.9%	22.3%	24.8%
Intangible asset amortization[1]	(0.3)%	(0.1)%	0.1%	-%
Long-lived asset impairment[2]	(1.4)%	-%	0.2%	-%
Restructuring charges[3]	(1.5)%	-%	3.2%	-%
Goodwill and intangible asset impairments[2]	(3.7)%	-%	0.5%	-%
Loss on disposal of subsidiaries[4]	-%	-%	0.1%	-%
Adjusted effective tax rate	24.6%	23.8%	26.4%	24.8%

	Three Months Ended			Three Months Ended
	November 1, 2025			November 2, 2024
	Pretax Earnings	Net of Tax[5]	Per Share	Pretax Earnings	Net of Tax[5]	Per Share
Diluted EPS			$0.66			$1.26
Intangible asset amortization[1]	$3	$1	—	$5	$4	0.01
Long-lived asset impairment[2]	21	14	0.07	—	—	—
Restructuring charges[3]	(5)	(12)	(0.06)	(4)	(3)	(0.01)
Goodwill and intangible asset impairments[2]	171	154	0.73	—	—	—
Adjusted diluted EPS			$1.40			$1.26

	Nine Months Ended			Nine Months Ended
	November 1, 2025			November 2, 2024
	Pretax Earnings	Net of Tax[5]	Per Share	Pretax Earnings	Net of Tax[5]	Per Share
Diluted EPS			$2.48			$3.73
Intangible asset amortization[1]	$12	$8	0.04	$16	$12	0.05
Long-lived asset impairment[2]	21	14	0.07	—	—	—
Restructuring charges[3]	218	107	0.50	4	3	0.02
Goodwill and intangible asset impairments[2]	171	154	0.72	—	—	—
Loss on disposal of subsidiaries[4]	4	2	0.01	—	—	—
Adjusted diluted EPS			$3.82			$3.80
(1)Represents the non-cash amortization of definite-lived intangible assets associated with acquisitions, including customer relationships, tradenames and developed technology assets.
(2)Represents charges incurred in Q3 FY26 related to Best Buy Health, comprised of non-cash impairments of goodwill, intangible assets and certain long-lived assets.
(3)Charges and subsequent adjustments for the three and nine months ended November 1, 2025, primarily relate to a labor and store optimization restructuring initiative that commenced in Q2 FY26 and a restructuring initiative within the company’s Best Buy Health business that commenced in Q1 FY26. Charges and subsequent adjustments for the three and nine months ended November 2, 2024, primarily relate to an enterprise-wide restructuring initiative that commenced in Q4 FY24.
(4)Primarily represents the loss on disposal of a component of our Best Buy Health business.
(5)The non-GAAP adjustments primarily relate to the U.S. As such, the forecasted annual income tax on a portion of the U.S. non-GAAP adjustments is calculated using the statutory tax rate of 24.5%, adjusted for tax benefits discrete to the period. There is no forecasted annual income tax for a portion of the U.S. non-GAAP adjustments, as there is no forecasted annual tax benefit on the expenses in the calculation of GAAP income tax expense.